UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Golf Galaxy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[Wells Fargo Shareowner Services Letterhead]

February 6, 2007

To:          Golf Galaxy, Inc.  Shareholders

As Transfer Agent and Registrar for Golf Galaxy, Inc., we sent to you via overnight courier on February 2, 2007, a package containing a shareholder letter, proxy card and return envelope for the Special Meeting of shareholders of Golf Galaxy, Inc. to be held on Tuesday, February 13, 2007.  On the proxy card we printed an incorrect proxy identification number that if used when voting by phone or internet, will not allow you to vote your shares.

If you have already voted your proxy card and mailed it using the return envelope, please be assured your proxy card will be voted as you have indicated on your card.  If you have not yet voted your shares, please use the enclosed proxy card, reflecting the correct proxy identification number.

Please accept our sincere apology for this error on our part and any confusion it may have caused.

Yours truly,

/s/ Wells Fargo Shareowner Services

Wells Fargo Shareowner Services

Transfer Agent and Proxy Tabulator for Golf Galaxy, Inc.